EXHIBIT 24.1

                      POWER OF ATTORNEY OF WAYNE S. DORAN


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                               POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints F. Thomas Lewand his true and lawful attorney-in-fact, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.





     Signature                    Title                    Date
     ---------                    -----                    ----

\s\ Wayne S. Doran                Member                  11\9\95
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Wayne S. Doran